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                               CLARIFICATION OF
                         PARENT SHAREHOLDERS AGREEMENT

                        Reference is hereby made to the Shareholders
          Agreement (the "Parent Shareholders Agreement"), dated as of August 3, 1995, by and among Union Pacific Corpora-tion, a Utah corporation ("Parent"), UP Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Purchaser"), and Southern Pacific Rail Corporation, a Delaware corporation (the "Company"). On behalf of the parties to the Parent Shareholders Agreements, the undersigned are entering into this letter agreement which sets forth certain clarifications to the Parent Shareholders Agreement in order to correct certain typographical errors, delete surplus verbiage and clarify certain other matters. Capitalized terms that are defined in the Parent Share-holders Agreement and are not otherwise defined herein shall have the respective meanings ascribed to them in the Parent Shareholders Agreement. The parties agree that the Parent Shareholders Agreement shall be conformed to reflect the following clarifications:

                        1. Section 2(b) of the Parent Shareholders Agreement. The word "or" was inadvertently omitted from the last sentence of Section 2(b) of the Parent Share-holders Agreement between the phrases "operation of law" and "upon the occurrence", and shall be deemed to be in-serted between such phrases.

                        2. Section 5(a) of the Parent Shareholders Agreement. The word "which" at the beginning of the phrase "which respect to the identity of the acquiror of such Company Voting Securities ..." at line 18 of Section 5(a) of the Parent Shareholders Agreement was inadver-tently inserted and shall be deemed to be deleted and the word "with" shall be deemed to be inserted in lieu there of.

                        3. Section 5(b) of the Parent Shareholders Agreement. The phrase "set forth in the proviso in
          Section 6(a) hereof" contained in the tenth sentence of
          Section 5(b) of the Parent Shareholders Agreement con-tains a typographical omission and surplus verbiage, and such phrase shall be deemed to be deleted and the phrase
          "as set forth in Section 5(a) hereof" shall be deemed to be inserted in lieu thereof.

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                        IN WITNESS WHEREOF, the parties have caused
          this Clarification of Parent Shareholders Agreement to be executed as of August 3, 1995.



                                       UNION PACIFIC CORPORATION

                                       By /s/ L. White Matthews, III
                                          Name: L. White Matthews, III
                                          Title:


                                       UP ACQUISITION CORPORATION

                                       By /s/ Carl W. von Bernuth
                                          Name:  Carl W. von Bernuth
                                          Title:


                                       SOUTHERN PACIFIC RAIL CORPORATION

                                       By /s/ Cannon Y. Harvey
                                       Name:  Cannon Y. Harvey
                                       Title: Executive Vice President


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